Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
August 8, 2007	fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS PRELIMINARY 3RD QTR FY 2007 TOTALS FOR HOME BUILDING
REVENUES, BACKLOG AND CONTRACTS
Horsham, PA, August 8, 2007 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported that, for the period ended July 31, 2007, third-quarter home building revenues were approximately $1.21 billion, third-quarter-end backlog was approximately $3.67 billion and third-quarter net signed contracts were approximately $727.1 million. These totals represented a decline of 21%, 34% and 31%, respectively, compared to FY 2006’s third-quarter results.
For the nine-month period ended July 31, 2007, home building revenues were approximately $3.47 billion and net signed contracts were approximately $2.64 billion, a decline of 19% and 30%, respectively, versus FY 2006’s nine-month results.
These results are preliminary and unaudited. The Company will announce final totals when it releases third-quarter and nine-month earnings results on August 22, 2007.
Robert I. Toll, chairman and chief executive officer, stated: “We are now in the twenty-third month of a down housing market. Hesitant customers remain on the sidelines, unsure of whether home prices have bottomed.
“With supply plentiful and home sellers motivated to make deals, this may be the ideal time to buy a new home; the media, however, is warning people every day to beware. We believe significant pent-up demand is building, based on solid demographics, a decent economy and still-strong employment. However, we caution that, with the uncertainties roiling the mortgage markets right now, the pace of home sales could slow further until the credit markets settle down. In the near term, tightening credit standards for borrowers should reduce the pool of potential buyers: Liquidity and affordability issues may impede some customers from closing, while others may find it more difficult to sell their existing homes.
“Excess supply exists in most markets and there is concern that additional inventory will emerge due to mortgage defaults. Although some markets have remained strong and some appear to be stabilizing, albeit at much lower activity levels, most markets remain weak.”
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Joel H. Rassman, chief financial officer, stated: “While we have not yet finalized our impairment analysis, we estimate that pre-tax write-downs related to operating communities, land and land options in FY 2007’s third quarter will be between $125 million and $175 million. Given the current state of the market, we are not comfortable giving earnings guidance.
“In absolute numbers, third-quarter cancellations, at 347, were the lowest in a year, although our third-quarter cancellation rate (current-quarter cancellations divided by current quarter signed contracts) was 23.8%, compared to 18.9% in the previous quarter and the high of 36.7% in FY 2006’s fourth quarter. As a percentage of beginning-quarter backlog, our third-quarter cancellation rate was 6.0%, compared to 6.5% in the previous quarter.
“As we have reduced our land position and postponed the opening of new communities in weak markets, we have begun to lower our community count. We ended this quarter with 315 selling communities, down from 325 at second-quarter-end. We expect to be selling from approximately 305 by FYE 2007. Our land owned and controlled has dropped, mostly due to the shedding of lots under option, from a peak of 91,200 lots at second-quarter-end in FY 2006 to the current-quarter-end total of approximately 63,000.
“As we proceed through this downturn, we believe the current slowdown in our community count will enable us to keep our debt-to-capital ratio low and help maintain our liquidity position. We ended the quarter with over $700 million in cash and more than $1.1 billion available under our bank credit facility; no major debt is due before 2011. We believe we are well-positioned to weather the current slowdown and take advantage of opportunities that may arise.”
Toll Brothers’ preliminary financial highlights for the three-month and nine-month periods ended July 31, 2007 (unaudited):
▪	The Company’s FY 2007 third-quarter net contracts of approximately $727.1 million declined by 31% from FY 2006’s third-quarter contracts of $1.05 billion. In addition, in FY 2007’s third quarter, unconsolidated entities in which the Company had an interest signed contracts of approximately $33.9 million.

▪	FY 2007’s nine-month net contracts of approximately $2.64 billion declined by 30% from FY 2006’s nine-month total of $3.75 billion. In addition, in FY 2007’s nine-month period, unconsolidated entities in which the Company had an interest signed contracts of approximately $97.7 million.

▪	The Company signed 1,457 gross contracts in FY 2007’s third quarter, a 17% decrease from the 1,760 signed in FY 2006’s third quarter.

▪	In FY 2007, third quarter cancellations totaled 347, compared to 384, 436, 585 and 317 in FY 2007’s second and first quarters and FY 2006’s fourth and third quarters, respectively. FY 2006’s third quarter was the first period in which cancellations reached elevated levels in the current housing downturn. FY 2007’s third quarter cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) rose to 23.8%, versus 18.9%, 29.8%, 36.7% and 18.0%, respectively, in the preceding second and first quarters of 2007 and FY 2006’s fourth and third quarters. As a percentage of beginning-quarter backlog, FY 2007’s third quarter cancellation rate was 6.0%, compared to 6.5% and 6.7% in the second and first quarters of FY 2007, respectively, and 7.3% and 3.6% in the fourth and third quarters of FY 2006, respectively.
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▪	In FY 2007, third-quarter-end backlog of approximately $3.67 billion decreased 34% from FY 2006’s third-quarter-end backlog of $5.59 billion. In addition, at July 31, 2007, unconsolidated entities in which the Company had an interest had a backlog of approximately $68.3 million.

▪	FY 2007’s third-quarter home building revenues of approximately $1.21 billion decreased 21% from FY 2006’s third-quarter home building revenues of $1.53 billion. Revenues from land sales totaled approximately $4.0 million for FY 2007’s third quarter, compared to $1.1 million in FY 2006’s third quarter.

▪	FY 2007’s nine-month home building revenues of approximately $3.47 billion decreased 19% from FY 2006’s nine-month home building revenues of $4.31 billion, the nine-month record. FY 2007 revenues from land sales for the nine-month period totaled approximately $9.4 million, compared to $7.9 million in the same period in FY 2006.

▪	In addition, in the Company’s fiscal 2007 third-quarter and nine-month periods, unconsolidated entities in which the Company had an interest delivered approximately $11.7 million and $47.1 million, respectively, compared to $14.2 million and $95.3 million, respectively, in the same periods of FY 2006. The Company’s share of the profits from the delivery of these homes is included in ‘Equity Earnings in Unconsolidated Entities’ on the Company’s Income Statement.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, August 8, 2007, to discuss these results. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through August 21, 2007.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 22 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia and West Virginia.
Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management and landscape subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
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Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to anticipated operating results, financial resources, changes in revenues, changes in profitability, changes in margins, changes in accounting treatment, interest expense, land-related write-downs, home buyer cancellations, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future, industry trends, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to obtain adequate and affordable financing for the purchase of homes, the ability of home buyers to sell their existing homes, the availability and cost of labor and materials, and weather conditions.
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Toll Brothers operates in four geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York, Ohio (2006 only) and Rhode Island

Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia

South:	Florida, North Carolina, South Carolina and Texas

West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	July 31,		July 31,
	Units		$ (Millions)
	2007	2006	2007	2006
HOME BUILDING REVENUES
COMPLETED CONTRACT COMMUNITIES
North	423	516	$272.8	$351.5
Mid-Atlantic	575	678	350.7	447.4
South	416	473	233.4	266.1
West	378	490	321.7	423.9

Total	1,792	2,157	$1,178.6	$1,488.9

PERCENTAGE OF COMPLETION (2)
North			$20.6	$25.9
South			8.8	15.3

Total	—	—	$29.4	$41.2

TOTAL
North	423	516	$293.4	$377.4
Mid-Atlantic	575	678	350.7	447.4
South	416	473	242.2	281.4
West	378	490	321.7	423.9

Total consolidated	1,792	2,157	$1,208.0	$1,530.1

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (1)
North	366	381	$216.0	$263.8
Mid-Atlantic	349	480	222.9	310.9
South	219	286	116.3	182.7
West	173	286	168.0	284.9

Total	1,107	1,433	$723.2	$1,042.3

PERCENTAGE OF COMPLETION
North	3	9	$4.0	$6.5
South		1	(0.1)	1.5

Total	3	10	$3.9	$8.0

TOTAL
North	369	390	$220.0	$270.3
Mid-Atlantic	349	480	222.9	310.9
South	219	287	116.2	184.2
West	173	286	168.0	284.9

Total consolidated	1,110	1,443	$727.1	$1,050.3

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	At July 31,		At July 31,
	Units		$ (Millions)
	2007	2006	2007	2006
BACKLOG
COMPLETED CONTRACT COMMUNITIES (1)
North	1,614	1,703	$1,205.2	$1,221.6
Mid-Atlantic	1,198	2,003	828.0	1,327.7
South	1,021	1,978	560.4	1,122.7
West	1,014	1,961	995.7	1,739.0

Total	4,847	7,645	$3,589.3	$5,411.0

PERCENTAGE OF COMPLETION (2)
North	132	303	$76.4	$202.5
South	18	77	47.6	115.8
Less revenue recognized on units remaining in backlog			(48.1)	(138.7)

Total	150	380	$75.9	$179.6

TOTAL
North	1,746	2,006	$1,281.6	$1,424.1
Mid-Atlantic	1,198	2,003	828.0	1,327.7
South	1,039	2,055	608.0	1,238.5
West	1,014	1,961	995.7	1,739.0
Less revenue recognized on units remaining in backlog			(48.1)	(138.7)

Total consolidated	4,997	8,025	$3,665.2	$5,590.6

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	Nine Months Ended		Nine Months Ended
	July 31,		July 31,
	Units		$ (Millions)
	2007	2006	2007	2006
HOME BUILDING REVENUES
COMPLETED CONTRACT COMMUNITIES
North	1,035	1,399	$679.7	930.7
Mid-Atlantic	1,621	1,954	1,012.8	1,295.5
South	1,286	1,429	735.2	780.6
West	1,095	1,317	929.2	1,161.2

Total	5,037	6,099	$3,356.9	$4,168.0

PERCENTAGE OF COMPLETION (2)
North			$72.3	$85.1
South			38.6	50.6
West				3.0

Total	—	—	$110.9	$138.7

TOTAL
North	1,035	1,399	$752.0	$1,015.8
Mid-Atlantic	1,621	1,954	1,012.8	1,295.5
South	1,286	1,429	773.8	831.2
West	1,095	1,317	929.2	1,164.2

Total consolidated	5,037	6,099	$3,467.8	$4,306.7

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (1)
North	1,209	1,291	$848.1	$915.8
Mid-Atlantic	1,214	1,597	776.3	1,044.0
South	716	1,089	399.2	666.4
West	604	1,124	588.6	1,075.1

Total	3,743	5,101	$2,612.2	$3,701.3

PERCENTAGE OF COMPLETION
North	40	48	$29.4	$35.3
South	1	5	3.3	17.8

Total	41	53	$32.7	$53.1

TOTAL
North	1,249	1,339	$877.5	$951.1
Mid-Atlantic	1,214	1,597	776.3	1,044.0
South	717	1,094	402.5	684.2
West	604	1,124	588.6	1,075.1

Total consolidated	3,784	5,154	$2,644.9	$3,754.4

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(1)	Completed contract communities contracts and backlog include certain projects that have extended sales and construction cycles. Information related to these projects’ contracts signed in the three-month and nine-month periods ended July 31, 2007 and 2006, and the backlog of undelivered homes at July 31, 2007 and 2006 are provided below:
Contracts — Three Months Ended July 31,

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
North	27	29	$22.5	$27.0
Mid-Atlantic	3	4	1.1	1.4
West	(2)		(0.6)

Total	28	33	$23.0	$28.4

Contracts — Nine Months Ended July 31,

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
North	301	192	$299.4	$179.3
Mid-Atlantic	12	22	5.1	8.4
West		16	0.4	12.2

Total	313	230	$304.9	$199.9

Backlog at July 31,

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
North	557	208	$543.4	$194.9
Mid-Atlantic	70	52	28.7	21.3
West	26	23	18.6	17.8

Total	653	283	$590.7	$234.0

(2)	Percentage of Completion deliveries in the three-month and nine-month periods ended July 31, 2007 are provided below:
Deliveries for the three-month period ended July 31,

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
North	64		$52.2
South	3		3.9

Total	67	—	$56.1	—

Deliveries for the nine-month period ended July 31,

	2007	2006	2007	2006
	Units	Units	$ (MILL)	$ (MILL)
North	224		$163.4
South	59		69.6

Total	283	—	$233.0	—

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Unconsolidated entities:
The Company has investments and advances to several entities that are accounted for using the equity method of accounting. Information on revenues, contracts signed and backlog are provided below:

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
Revenues
Three months ended July 31,	16	23	$11.7	$14.2
Nine months ended July 31,	66	144	$47.1	$95.3

Contracts
Three months ended July 31,	38	30	$33.9	$19.2
Nine months ended July 31,	131	83	$97.7	$51.9

Backlog at July 31,	90	19	$68.3	$12.6
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